EXHIBIT 21.  PARENT AND SUBSIDIARIES OF REGISTRANT

The subsidiaries of MART are listed below. All are engaged in the ownership and/or development of commercial real estate in the United States. All are included in the consolidated financial statements filed as part of this Annual Report.

                                        State of Incorporation
Name                                        or Formation             Interest
--------------------------------------------------------------------------------
CORPORATIONS:
Arundel Plaza Associates, Inc.                 Maryland                    100%
Brandywine Commons, Inc.                       Maryland                    100%
BTR Arkor, Inc.                                Maryland                    100%
BTR Atlanta Daycare, Inc.                      Maryland                    100%
BTR Business Center, Inc.                      Maryland                    100%
BTR East Greenbush, Inc.                       Maryland                    100%
BTR Free State Bowls, Inc.                     Maryland                    100%
BTR Gateway, Inc.                              Maryland                    100%
BTR Holdings, Inc.                             Maryland                    100%
BTR Manassas, Inc.                             Maryland                    100%
BTR New Ridge, Inc.                            Maryland                    100%
BTR Northwood Properties, Inc.                 Maryland                    100%
BTR Odenton Properties, Inc.                   Maryland                    100%
BTR Salisbury, Inc.                            Maryland                    100%
BTR Southdale, Inc.                            Maryland                    100%
BTR Waldorf Development Corporation            Maryland                    100%
BTR Waldorf Tire, Inc.                         Maryland                    100%
Burke Town Plaza, Inc.                         Maryland                    100%
Clinton Development Co., Inc.                  Maryland                    100%
Colonie Plaza, Inc.                            Maryland                    100%
Columbia Plaza, Inc.                           Maryland                    100%
Commonwealth Plaza, Inc.                       Maryland                    100%
Concourse Realty Management, Inc.              Maryland                    100%
Davis Ford Properties, Inc.                    Maryland                    100%
Easton Shoppes, Inc.                           Maryland                    100%
Essanwy, Inc.                                  Maryland                    100%
Fredericksburg Plaza, Inc.                     Maryland                    100%
Harrisonburg Plaza, Inc.                       Maryland                    100%
Kingston Crossing, Inc.                        Maryland                    100%
M&B Services Corp.                             Maryland                    100%
MART Acquisition, Inc.                         Maryland                    100%
New Town Village, Inc.                         Maryland                    100%
North East Station, Inc.                       Maryland                    100%
Rolling Road Plaza, Inc.                       Maryland                    100%
Rosedale Partners, Inc.                        Maryland                    100%
Rosedale Plaza, Inc.                           Maryland                    100%
Route 642 Properties, Inc.                     Maryland                    100%
Southwest Development Properties, Inc.         Maryland                    100%
Timonium Shopping Center, Inc.                 Maryland                    100%
Wake Plaza, Inc.                               Maryland                    100%
Waverly Woods Center, Inc.                     Maryland                    100%
Wyaness, Inc.                                  Maryland                    100%

LIMITED LIABILITY COMPANIES:
Fullerton Plaza, LLC                           Maryland                    100%
MART Glen Burnie, LLC                          Maryland                    100%
MART Perry Hall, LLC                           Maryland                    100%
MART Saucon, LLC                               Maryland                    100%
Perry Hall Square, LLC                         Maryland                    100%
Pittsfield Center, LLC                         Maryland                    100%
Pottstown Plaza, LLC                           Maryland                    100%
Radcliffe, LLC                                 Maryland                    100%
Ritchie, LLC                                   Maryland                    100%
Round Hollow, LLC                              Maryland                    100%
Security Center, LLC                           Maryland                    100%
Shrewsbury Center, LLC                         Maryland                    100%
Stonehedge Center, LLC                         Maryland                    100%
Stonehenge, LLC                                Maryland                    100%
Talton, LLC                                    Maryland                    100%
Timonium Shopping Center Associates, LLC       Maryland                    100%
Yorkway Associates, LLC                        Maryland                    100%


The  following  are  partnerships  in  which   Mid-Atlantic   Realty  Trust  has
partnership interests:

                                       State of
Name                                   Formation            Interest
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Kensington Associates                  Maryland               93%
MART Limited Partnership               Maryland               82%
Northwood Limited Partnership          Maryland               67%
Rosedale Plaza Limited Partnership     Maryland              100%
Saucon Valley Square, LP               Maryland              100%
Scotia Crossing Associates             Maryland               89%
Southdale Limited Partnership          Maryland               50%
Wyaness Associates                     Maryland              100%